CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in the Highlands Bankshares, Inc. registration statement on Form S-3D (Registration No. 333-83618) of our report dated January 31, 2006 on our audits of the consolidated financial statements of Highlands Bankshares, Inc. and Subsidiaries as of December 31, 2005, 2004 and 2003, and for the periods then ended.  Such report is included in the Highlands Bankshares, Inc. 2005 Annual Report to Stockholders, which is filed as exhibit 13 to Form 10-K for the year ended December 31, 2005.

         BROWN, EDWARDS & COMPANY, L.L.P.

Bristol, Virginia

March 23, 2006